UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2011

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H & H IMPORTS, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-53539	80-149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14044 Icot Blvd., Clearwater, Florida 33760

(Address of principal executive offices) (Zip Code)

727-288-2739

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Audit Report.

H&H Imports, Inc. (“we”, “our” or the “Company”) is making this filing as a result of comments received from the SEC’s Division of Corporate Finance concerning our Registration Statement on Form S-1. In the course of responding to the staff’s comments, we reviewed the accounting treatment of various transactions and concluded that to resolve the staff comments we should restate our consolidated financial statements for the periods set forth below.

As a result, on April 19, 2011 our Board of Directors determined that certain financial statements filed by the Company could not be relied upon, including those for the:

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Three months ended June 30, 2010

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Three months ended September 30, 2010, and

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Three months ended December 31, 2010.

The Company is filing these amendments (Amendment No.1) to these quarterly reports as filed on Forms 10-Q on August 17, 2010, November 15, 2010 and February 14, 2010, respectively, to correct the accounting treatment previously accorded certain transactions and to restate the related financial statements including items addressed by SEC Staff comments.

The restatements are being made to correct the previous accounting treatment to:

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Recognize the Company’s capital transaction completed on May 28, 2010 with H&H Imports, Inc. as a recapitalization transaction rather than a reverse acquisition due to the nominal assets and operations of H&H Imports, Inc. prior to the merger transaction. Under recapitalization accounting the equity of the acquiring enterprise should be presented as the equity of the combined enterprise and the capital stock account of the acquiring enterprise is adjusted to reflect the par value of the outstanding stock of the legal acquirer after giving effect to the number of shares issued in the business combination. Shares retained by the legal acquirer are reflected as an issuance as of the reverse merger date (May 28, 2010) for the historical amount of the net assets of the acquired entity. During fiscal 2010, the Company impaired the full amount of goodwill resulting in an increase in our net loss of $320,000. Adjusting this transaction as stated above will result in an approximate decrease to our net loss of $320,000.

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Correct the lease expense recognized and related disclosures associated with the Company’s leased headquarters facility. As a result of this correction, base rent expense increased approximately $32,000 for the nine month period ending December 31, 2010.

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Expand the Company’s footnote disclosures related to share-based payments; and

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Expand the Company’s footnote disclosures related to warrants issued in connection with private placement fundings.

The items in the Forms 10-Q/A (Amendment No.1) for the quarters ending June 30, 2010, September 30, 2010 and December 31, 2010 which are being amended and restated as a result of the foregoing are:

Part I. Financial Information

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Item 1. Financial Statements, including Consolidated Balance Sheets Consolidated Statement of Operations, Consolidated Statement of Stockholders’ Equity, Consolidated Statements of Cash Flows and Notes to Unaudited Consolidated Financial Statements.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and

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Item 4(T). Controls and Procedures.

The Company’s Chief Executive Officer has discussed these matters with Jewett, Schwartz, Wolfe & Associates, its independent registered public accounting firm who concurs with restatements.

Upon filing the restatements for the periods indicated above, we believe that we will have fully addressed all the comments in the Comment Letter. However, the Staff will review the restatements prior to finalizing the comment letter process.

Until we have reissued the restated results for the applicable periods discussed above, investors and other users of our filings with the SEC are cautioned not to rely on our financial statements in question, to the extent that they are affected by the accounting issues described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&H Imports, Inc.

By:	/s/ STEVEN ROGAI
Name:	Steven Rogai
Title:	President

Dated: April 20, 2011

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